                                                                      EXHIBIT 21




                         SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary                                                                          State of Incorporation
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Albex Aluminum, Inc. (fka Wirt Metal Products, Inc.)                                              Ohio

Ravens, Inc. (fka Ravens Metal Products, Inc.)                                                    Delaware
      Also does business as Ravens Trailer Sales

As of November 14, 2001 Ravens changed its name to Waterloo Holding Company

Signs and Blanks, Inc.                                                                            Ohio





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